UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

GREAT AJAX CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-36844	46-5211870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13190 SW 68th Parkway, Suite 110 Tigard, OR	97223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 505-5670

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AJX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

2024 Annual and Special Meeting of Stockholders

On May 20, 2024, Great Ajax Corp. (the “Company”) held its 2024 Annual and Special Meeting of Stockholders (the “Meeting”). There were 32,797,187 shares of common stock of the Company represented virtually or by proxy at the Meeting, constituting approximately 88.67% of the 36,984,716 outstanding shares of common stock on April 22, 2024, the record date for the Meeting.

The matters voted upon at the Meeting and the results of such voting are set forth below:

Proposal 1: The approval of the issuance of common stock to certain exchanging investors in excess of the 19.99% cap imposed by the New York Stock Exchange rules in connection with the Company’s agreement to exchange outstanding preferred stock and warrants with certain stockholders.

FOR	AGAINST	ABSTAIN
21,836,308	7,041,866	51,469

At the Meeting, a majority of stockholders approved the issuance of common stock to certain exchanging investors in excess of the 19.99% cap imposed by the New York Stock Exchange rules in connection with the transaction.

Proposal 2: The approval of the issuance of common stock and warrant shares that will be issued to Rithm in connection with the strategic transaction between the Company and Rithm in which Rithm will replace the Company’s current manager.

FOR	AGAINST	ABSTAIN
21,863,959	7,013,314	52,370

At the Meeting, a majority of stockholders approved the issuance of common stock and warrant shares that will be issued to Rithm in connection with the transaction.

Proposal 3: Election of four (4) Directors to serve until the 2025 annual meeting of stockholders.

Name	FOR	WITHHELD
Paul Friedman	21,553,593	7,376,050
Mary P. Haggerty	23,549,126	5,380,517
Daniel Hoffman	21,929,425	7,000,218
Michael Nierenberg	23,547,530	5,382,113

In addition, there were 3,867,544 broker non-votes associated with the election of the directors. All director nominees were duly elected at the Meeting. Each of the individuals named in the above table will serve as director, effective upon the consummation of the strategic transaction, until the 2025 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Proposal 4: The approval of the Management Agreement, by and among the Company, Great Ajax Operating Partnership L.P. and RCM GA Manager LLC in connection with the transaction.

FOR	AGAINST	ABSTAIN
21,937,236	6,932,425	59,982

At the Meeting, a majority of stockholders approved the Management Agreement, by and among the Company, the Great Ajax Operating Partnership L.P. and RCM GA Manager LLC in connection with the transaction.

Proposal 5: The approval of the adoption of Amendment No. 1 to the 2016 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN
20,437,976	8,392,059	99,608

At the Meeting, a majority of stockholders approved the adoption of Amendment No. 1 to the 2016 Equity Incentive Plan.

Proposal 6: The ratification of the appointment of Moss Adams LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

FOR	AGAINST	ABSTAIN
26,919,833	5,794,645	82,709

At the Meeting, a majority of stockholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

No further business was brought before the Meeting.

Item 8.01. Other Events.

On May 21, 2024, following receipt of stockholder approval, the Company completed its previously disclosed exchange transaction (the “Exchange”) and 2,581,694 shares of common stock subject to the Exchange will be issued by the Company. The Exchange was made in reliance on the exemption from the registration requirements of the Securities Act of 1933 (as amended, the “Securities Act”), afforded by Section 3(a)(9) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT AJAX CORP.

By:	/s/ Lawrence Mendelsohn
Name: Lawrence Mendelsohn
Title: Chief Executive Officer

Date: May 21, 2024